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                                                                    EXHIBIT 99.1

[LOGO]


                                         NEWS ANNOUNCEMENT FOR IMMEDIATE RELEASE

Contacts:
Media/Analyst Contact:                               Investor Contact:
Terry Frechette, Topaz Partners                      Cormac Glynn, CEOCast
781-388-7900, Ext 216                                212-732-4300
tfrechette@topazpartners.com                         cglynn@ceocast.com


               GlowPoint Raises $13.7 Million In Private Placement
             Proceeds to Accelerate Sales and Marketing Initiatives

HILLSIDE, N.J - February 18, 2004, Glowpoint, Inc., (Nasdaq:GLOW), the nation's first and leading carrier-grade, IP-based video communications service provider, announced today that it has raised gross proceeds of $13.7 million through a private placement of its common stock and warrants with private investors. In the transaction, which closed on Tuesday, February 17, 2004, the Company sold 6,100,000 shares of common stock at a purchase price of $2.25 per share. The purchasers were also issued 1,830,000 common stock purchase warrants at an exercise price of $2.75 per share. The warrants expire five and a half years after the closing date. The proceeds will be used for sales and marketing initiatives targeted at GlowPoint's key vertical market segments, including financial, government and legal.

"This financing represents a vote of confidence in GlowPoint's ability to execute and deliver on its mission of making video communications an integral business tool," said David C. Trachtenberg, GlowPoint's President and Chief Executive Officer. "In a short period of time, the new management team has already identified and delivered on key initiatives to reduce costs, while enhancing our relationships with new distribution partners and our customer base." Trachtenberg continued, "Today we send a clear message to our customers, distributors and technology partners; GlowPoint has the financial strength to invest in its core business to generate revenue growth."

The common stock and warrants were sold to unrelated institutional and accredited investors in reliance on Regulation D under the Securities Act of 1933. Burnham Hill Partners acted as exclusive placement agent in connection with this financing. Pursuant to the terms of the financing, the Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock and the shares of common stock underlying the warrants. For additional information, please refer to the Company's Form 8-K to be filed with the Securities and Exchange Commission, with respect to this transaction.

                                     -more-

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GlowPoint Private Placement                                         page 2 of 2



About GlowPoint
Glowpoint, Inc. (NASDAQ: GLOW) is the nation's first and leading carrier-grade, IP-based video communications service provider. GlowPoint operates a video communications service featuring broadcast quality images with telephone-like reliability, features and ease-of-use. The GlowPoint network spans three continents. Our service carries over 8,000 video calls per month through the United States, Canada, Europe, South America and Asia. Since our network was built in 2000, GlowPoint has carried over 12.5 million video conferencing minutes in video calls. GlowPoint is headquartered in Hillside, New Jersey. To learn more about GlowPoint, visit us at www.glowpoint.com.

About Burnham Hill Partners
Burnham Hill Partners, based in New York City, was formed in August 2003 and is a division of Pali Capital Inc., a NASD registered broker dealer. The professionals at Burnham Hill Partners have extensive experience providing comprehensive financing and financial advisory services to publicly traded companies with market capitalizations of up to $250 million. Burnham Hill Partners' sector expertise includes telecommunications, electronics equipment and services, network security and software as well as medical devices and life sciences. For more information on Burnham Hill Partners, its professionals and deal history call (212) 980-2200.

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The statements contained herein, other than historical information, are or may be deemed to be forward-looking statements and involve factors, risks and uncertainties that may cause actual results in future periods to differ materially from such statements. These factors, risks and uncertainties include market acceptance and availability of new video communication services; the nonexclusive and terminable-at-will nature of sales agent agreements; rapid technological change affecting demand for the Company's services; competition from other video communications service providers; and the availability of sufficient financial resources to enable the Company to expand its operations, as well as other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

GLOWPOINT, SCHEDULEPOINT PARTNERPOINT, CUSTOMERPOINT and GLOWPOINT WEBCASTING are service marks of Glowpoint, Inc. All other marks are trademarks or service marks of their respective owners.
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